SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 11, 2004

(Date of earliest event reported)

INCYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27488	94-3136539
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Route 141 & Henry Clay Road, Building E336, Wilmington, DE	19880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 498-6700

Item 5.	Other Events.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is a summary description of the business of Incyte Corporation (the “Company”) and updated risk factors that might affect operating results or an investment in the Company.

Attached hereto as Exhibit 99.2 and incorporated by reference herein is the press release dated February 11, 2004 announcing a proposed private offering of convertible subordinated notes by the Company.

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Summary of Incyte Corporation’s Business and Updated Risk Factors.

99.2	Press release dated February 11, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 11, 2004

INCYTE CORPORATION

By	/s/ Patricia A. Schreck

Name:	Patricia A. Schreck
Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Summary of Incyte Corporation’s Business and Updated Risk Factors.

99.2	Press release dated February 11, 2004.